Exhibit 99.2

Armstrong World Industries to Present at Robert W. Baird Industrial Conference November 8

LANCASTER, Pa., November 7, 2016 – Armstrong World Industries, Inc. (NYSE:AWI) announced that it is presenting at the Robert W. Baird Industrial Conference on Tuesday, November 8, 2016 at 10:00 AM (Central Time), at the Chicago Four Seasons Hotel. A copy of the presentation and a link to the webcast presentation will be available on the “Investors” section of the Company’s website at www.armstrongceilings.com.

About Armstrong and Additional Information

Armstrong World Industries, Inc. (AWI) is a global leader in the design and manufacture of innovative commercial and residential ceiling, wall and suspension system solutions. With 3,800 employees and fiscal 2015 revenues from ceiling operations in excess of $1.2 billion, AWI operates from a global manufacturing network of 24 facilities, including 9 plants dedicated to its WAVE joint venture. On April 1, 2016, AWI completed the separation of its legacy flooring business that now operates as Armstrong Flooring Inc., an independent, publicly-traded company. For more information, visit www.armstrongceilings.com.

Source: Armstrong World Industries